Exhibit 15.2
[Letterhead of Fangda Partners]
April 16, 2010
The9 Limited

Building No. 3, 690 Bibo Road
Zhangjiang Hi-tech Park
Pudong New Area, Pudong
Shanghai 201203
People’s Republic of China
Dear Sirs,
We consent to the reference to our firm under the headings of “Government Regulations” and “Arrangements with Affiliated PRC Entities” in The9 Limited’s Annual Report on Form 20-F for year ended December 31, 2009, which will be filed with the Securities and Exchange Commission in the month of April 2010.
Yours faithfully,
/s/ Fangda Partners
Fangda Partners